UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2009

Farmers National Banc Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-12055	34-1371693
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio		44406-0555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-533-3341

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2009, Farmers National Banc Corp. ("Farmers") (OTCBB: FMNB), United Community Financial Corp. ("UCFC") and Butler Wick Corp ("BWC"), a wholly owned subsidiary of UCFC entered into a Stock Purchase Agreement (the "Agreement"), whereby Farmers will acquire all of the outstanding capital stock of Butler Wick Trust Company ("Butler Trust"), a wholly-owned subsidiary of BWC. Under the Agreement, Farmers will acquire the capital stock of Butler Trust for cash in the amount of $12.125 million, subject to certain adjustments.

The transaction is expected to close during the first quarter of 2009, or as soon after as reasonably practicable. The Agreement contains certain customary representations, warranties and covenants of the parties, and the consumation of the transaction is subject to a number of customary closing conditions and the approval of all required governmental and other regulatory entities. Each of Farmers and UCFC have agreed to indemnify the other party for a breach of the Agreement, the representations, warranties and covenants and the costs and expenses of a party associated with such breach.

A copy of the press release announcing the execution of the agreement is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated January 8, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

January 9, 2009	By:	Frank L. Paden

Name: Frank L. Paden
Title: President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	January 8, 2009 Press Release